                                                                    EXHIBIT 5.1










                                  July 9, 1999










Thousand Trails, Inc.
2711 LBJ Freeway, Suite 200
Dallas, Texas  75234

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Thousand Trails, Inc., a Delaware corporation (the "Company") in connection with the registration of an aggregate of 25,000 shares of Common Stock, par value $0.01 per share, of the Company pursuant to a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the Thousand Trails, Inc. Employee Stock Purchase Plan.

         We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, we are of the opinion that when the Shares are issued in accordance with the terms set forth in the Registration Statement and in the

Thousand Trails, Inc.
July 9, 1999
Page 2



Plan, including the payment for the Shares, the Shares so issued will be legally issued and will be fully paid and nonassessable.

         This opinion is limited to the present laws of the State of Delaware. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,

                                       /s/ Gibson, Dunn & Crutcher LLP
                                       -----------------------------------------

                                       GIBSON, DUNN & CRUTCHER LLP

IFS/DIS/JAD/jcg